SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

January 27, 2004

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2949
Milwaukee, WI 53201
(414) 221-2345

001-01245	WISCONSIN ELECTRIC POWER COMPANY	39-0476280
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2046
Milwaukee, WI 53201
(414) 221-2345

WISCONSIN ENERGY CORPORATION
WISCONSIN ELECTRIC POWER COMPANY

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

As previously reported, in March 2003, an individual who participated in the proceedings before the Public Service Commission of Wisconsin ("PSCW") to obtain a Certificate of Public Convenience and Necessity ("CPCN") in connection with the construction of the Port Washington power plant filed a petition for review with the Dane County Circuit Court requesting the Court to reverse and remand in its entirety the PSCW's order granting the CPCN. On January 27, 2004, the Dane County Circuit Court issued a decision which returned to the PSCW for further consideration its decision authorizing construction of the Port Washington power plant. Pursuant to the Court's decision, the PSCW must provide a further explanation of why additional environmental information was not developed in the PSCW's decision to grant the CPCN. The Court determined that the PSCW did not sufficiently justify its decision to perform only an Environmental Assessment, rather than a more comprehensive Environmental Impact Statement. The Court did not issue an injunction or otherwise stop construction of the power plant.

The PSCW must decide whether to appeal the Court's decision or respond to the Court with additional explanation of its reasoning for not preparing an Environmental Impact Statement. This decision is expected shortly. Without additional information, Wisconsin Energy Corporation and Wisconsin Electric Power Company are unable to determine the impact, if any, that may result from the Court's decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON
Date: January 29, 2004	Stephen P. Dickson -- Controller and
Principal Accounting Officer

WISCONSIN ELECTRIC POWER COMPANY
(Registrant)

/s/ STEPHEN P. DICKSON
Date: January 29, 2004	Stephen P. Dickson -- Controller and
Principal Accounting Officer